Exhibit 10.2

AMENDMENT ONE TO

TERRITORIAL SAVINGS BANK

SUPPLEMENTAL EMPLOYEE RETIREMENT AGREEMENT

FOR RALPH NAKATSUKA

WHEREAS, Territorial Savings Bank (the “Bank”), and Ralph Nakatsuka, Vice Chairman and Co-Chief Operating Officer of the Bank (the “Executive”) entered into the Territorial Savings Bank Supplemental Employee Retirement Agreement for Ralph Nakatsuka (the “SERP”), effective as of October 29, 2008; and

WHEREAS, Clark Consulting, the compensation consulting firm which designed the benefits under the Agreement, recently informed the Bank and the Executive that there was a drafting error in the Agreement, whereby the offsets that should have applied to the early retirement benefit were inadvertently not included in the relevant section of the Agreement; and

WHEREAS, all of the required financial statement reporting and accruals, tax reporting and payments and benefit statement reporting have correctly been handled as if the offsets to the early retirement benefit had been included in the Agreement, which was the original intent of the Bank and the Executive.

NOW THEREFORE, solely in order to correct the inadvertent drafting error, such that the Agreement correctly reflects the intent of the Bank and the Executive, the Agreement is hereby amended as follows, effective as of October 29, 2008.

1.	Section 2.2.1 of the Agreement is hereby amended to read as follows:

2.2.1 Amount of Benefit. The Early Termination Benefit under this Section 2.2 is the present value equivalent (determined using a 5% discount rate) to the following annual amount payable for a term certain of 15 years: 65% of the Executive’s Final Average Compensation multiplied by a fraction not exceeding one, the numerator of which is the Executive’s completed Years of Service and the denominator of which is the Executive’s potential Years of Service determined as if the Executive remained employed by the Bank until the Executive’s Normal Retirement Date, minus Social Security Benefit minus Pension Offset.

IN WITNESS WHEREOF, the Executive and the Bank have signed this Amendment on the dates set forth below.

TERRITORIAL SAVINGS BANK

March 30, 2011	By:	/s/ Harold Ohama
Date	Chairman, Compensation Committee of the Board

March 30,2011	/s/ Ralph Nakatsuka
Date	Ralph Nakatsuka